UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2009

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 16, 2009, General Mills, Inc. (the "Company") approved the restructuring of its business in Brazil, and has discontinued the production and marketing of the Forno De Minas and Frescarini brands in Brazil. The Company will close its Contagem, Brazil manufacturing facility. The Company’s other product lines in Brazil are not affected by the decision. As a result of this decision, the Company anticipates incurring a pretax charge of approximately $20 million in the fourth quarter of fiscal 2009, consisting primarily of $13 million to write down assets to their net realizable value and $6 million for accrued severance. The Company also anticipates incurring pretax costs of approximately $5 million in fiscal 2010 from this action, primarily cash expenditures for decommissioning the plant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

April 17, 2009	By:	Donal L. Mulligan

Name: Donal L. Mulligan
Title: Executive Vice President and Chief Financial Officer